Exhibit 3.3.2

CORPORATE ACCESS NUMBER: 200178150

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT AND REGISTRATION

OF RESTATED ARTICLES

NOVA GAS TRANSMISSION LTD.

AMENDED ITS ARTICLES ON 1999/09/29.